DNB Financial Corporation
                               [DNB LOGO OMITTED]


For further information, please contact:
Bruce Moroney
CFO/ Executive Vice President
484-359-3153                                     FOR IMMEDIATE RELEASE


                            DNB Financial Corporation
                     Reports Earnings for the First Quarter

(April 27, 2005 - Downingtown,  PA) DNB Financial  Corporation  ("DNB") (OTC BB:
DNBF.OB), parent of DNB First, National Association (the "Bank"), today reported results for the first quarter ended March 31, 2005. Current highlights include:

     o        Investment portfolio restructure

     o        Steady growth in loans

     o        Completion of Trust Preferred Securities offering

Earnings

For the first quarter 2005, DNB reported net income of $79,000, or $0.04 per share on a diluted basis, compared to net income of $669,000 or $0.33 per share on a diluted basis for the first quarter of 2004. The significant reduction in earnings for the first quarter of 2005 was primarily due to investment portfolio restructuring costs totaling $699,000, as more fully described below.

Net interest income increased $129,000 or 4.0% for the first quarter 2005 over the same period in 2004. Interest income for the quarter was $5.2 million, compared to $4.9 million for the same period in 2004. The increase of $328,000 was primarily attributable to interest and fees on loans, which was a result of the loan and lease portfolio increasing to $242.5 million at March 31, 2005, compared to $208.7 million at March 31, 2004. Interest on investment securities remained relatively flat, at $1.5 million. The yield on interest-earning assets for the quarter was 5.21%, compared to 5.33% for the same period in 2004. Interest expense for the quarter was $1.9 million compared to $1.7 million for the same period in 2004. The increase of $199,000 was primarily attributable to higher interest rates resulting from a 175 basis point increase in the federal funds rate over the last year. The costs of deposits increased to 1.09% for the quarter, compared to .86% for the same period in 2004. The composite cost of funds for the quarter was 1.89%, compared to 1.80% for the same period in 2004, while the net interest margin for the quarter was 3.36%, compared to 3.55% for the same period in 2004.

Non-interest income for the quarter ended March 31, 2005 was $56,000, compared to $788,000 for the same period in 2004. The $732,000 decline was primarily due to the $699,000 loss recognized on the sale of investment securities. Non-interest expense for the quarter was $3.4 million, compared to $3.2 million for the same period in 2004. The $280,000 increase was related to higher salary expenses and related taxes associated with additions to the Bank's lending staff, as well as increased professional & consulting fees.

Investment Portfolio Restructure

As part of its previously announced balance sheet repositioning, DNB took advantage of the current rate environment to restructure a significant portion of its investment securities portfolio. Management sold $73.3 million of structured securities, government agency stock, longer-term municipal securities, as well as corporate securities, resulting in an aggregate net $699,000 pre-tax loss, or $461,000 after-tax. DNB is investing the majority of the proceeds into higher yielding agency mortgage-backed securities, agency bonds and municipal securities. Management believes that the restructured portfolio will result in more stable earnings and cash flow, as well as improved value metrics. For the remaining nine months of 2005, the higher yielding investment securities that were purchased with the proceeds are projected, at their current rates of income, to add $415,000 pre-tax, or $285,000 after-tax, which will offset a majority of the loss recognized during the first quarter. Management expects the net impact resulting from these investment transactions on DNB's 2005 earnings will approximate an after-tax loss of $176,000, or $0.09 per share on a diluted basis; however, this outcome is subject to a number of contingencies including, for example, DNB's marginal tax rate for the year and the actual rates of income ultimately earned by the new investments.

Steady Growth in Loans and Leases

DNB continued to grow its loan portfolio during the quarter and increased total loans by $10.0 million or 4.3% to $242.5 million at March 31, 2005 from $232.6 million at December 31, 2004. Residential real estate loans, primarily variable rate, grew $5.9 million, while commercial loans and commercial leases grew $2.4 million and $1.1 million, respectively. In order to continue building its loan portfolio and diversify credit risk, DNB has plans to open a Loan Production and Wealth Management Center in Newtown Square, Delaware County, Pennsylvania during May 2005.

Completion of Trust Preferred Securities Offering

At the end of March 2005, DNB completed a private offering of $4 million Trust Preferred Securities. DNB invested the majority of the proceeds into the Bank to increase the Bank's capital levels and legal lending limit.

DNB Financial Corporation is a bank holding company whose bank subsidiary, DNB First, National Association, is a $430 million community bank headquartered in Chester County, Pennsylvania. The Bank is the oldest independent bank in the county, founded in 1860, with nine full service offices. In addition to a broad array of consumer banking products, DNB offers commercial and construction lending, commercial leasing, cash management, brokerage and insurance through DNB Financial Services, and trust services through DNB Advisors. Customers may also visit DNB at its internet website at http://www.dnbfirst.com.

This press release contains statements that are not of historical facts and may pertain to future operating results or events or management's expectations regarding those results or events. These are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These forward-looking statements may include, but are not limited to, statements about our plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts. When used in this press release, the words "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates", or words of similar meaning, or future or conditional verbs, such as "will",
"would", "should", "could", or "may" are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are either beyond our control or not reasonably capable of predicting at this time. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements. Readers of this press release are accordingly cautioned not to place undue reliance on forward-looking statements. DNB disclaims any intent or obligation to update publicly any of the forward-looking statements herein, whether in response to new information, future events or otherwise. With regard to DNB's balance sheet repositioning, the degree to which these steps can be accomplished will depend on a number of factors, including changes in the interest rate environment for loans, investments and deposits, loan prepayments, market opportunities for new loan and participation originations, and the availability of loan and lease receivables for purchase at attractive prices and yields, as well as management's assessment of the timing of each of these opportunities and steps in light of future, unknown developments affecting DNB's business generally.

                                  DNB Financial Corporation
                               Summary of Financial Statistics
                        (Dollars in thousands, except per share data)

                                                        Three Months Ended
                                                           March 31
                                        ----------------------------------------------------
                                                 2005                         2004
                                        -----------------------      -----------------------

  EARNINGS:
  Total interest income                                $ 5,207                      $ 4,879
  Total interest expense                                 1,882                        1,683
  Net interest income                                    3,325                        3,196
  Provision for credit losses                               15                           --

  Net (loss) gain on sale of securities                   (699)                          46
  Other non-interest income                                755                          742
  Non-interest income                                       56                          788
  Non-interest expense                                   3,441                        3,161
  Income before income taxes                               (75)                         823
  Income tax (benefit) expense                            (154)                         154
  Net income                                                79                          669
  Net income per share, diluted*                       $  0.04                      $  0.33


  PERFORMANCE RATIOS:
  Interest rate spread                                    3.31%                        3.53%
  Net interest margin                                     3.36                         3.55
  Return on average equity                                1.27                        10.36
  Return on average assets                                0.07                         0.67


                                                           March 31
                                        ----------------------------------------------------
                                                 2005                         2004
                                        -----------------------      -----------------------


  FINANCIAL POSITION:
  Total assets                                       $ 430,481                    $ 420,335
  Loans and leases                                     242,528                      208,735
  Deposits                                             302,136                      302,514
  Borrowings                                           101,849                       88,873
  Stockholders' equity                                  24,520                       26,342


  EQUITY RATIOS:
  Tier 1 leverage ratio                                   7.76%                        7.16%
  Risk-based capital ratio                               13.24                        12.56

  Book value per share*                               $  12.42                     $  13.25


* All per share amounts have been restated to reflect the 5% stock dividend paid in December 2004.